Exhibit 99.1

Contacts: Investor Relations Evan Black 800.493.8219 InvestorRelations@santanderconsumerusa.com	Media Relations Laurie Kight 214.801.6455 Media@santanderconsumerusa.com
Santander Consumer USA Holdings Inc. Reports Fourth Quarter and Full Year 2017 Results
2017 Milestones Pave the Way for 2018 with Continued Focus On Financial and Operational Performance, Fiat Chrysler and Other Key Origination Channels
Dallas, TX (January 31, 2018) – Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today announced net income for the fourth quarter of 2017 (“Q4 2017”) of $580 million, or $1.61 per diluted common share. Net income for Q4 2017, excluding the impact of significant items including tax reform and other tax related items, legal reserves, and a settlement with the former CEO (“Adjusted1”), totaled $98 million, or $0.27 per diluted common share. Net income for the full year 2017 (“2017”) was $1.2 billion, or $3.30 per diluted common share. Adjusted net income for 2017 was $627 million, or $1.74 per diluted common share. Please refer to Table 9 for a reconciliation of these significant items to GAAP.

The Company has declared a cash dividend of $0.05 per share, to be paid on February 22, 2018, to shareholders of record as of the close of business on February 12, 2018.

“2017 was a pivotal year for SC, and our full year results reflect that,” said Scott Powell, SC President and CEO, and Santander US CEO. “We strengthened our management team, stabilized credit performance, and launched new efforts focusing on Fiat Chrysler and the rest of our dealers. Passing the Federal Reserve's capital stress test and our relationship with Santander Group provide us with the balance sheet flexibility to support our business objectives in 2018.”

2017 Regulatory and Business Milestones:

•
The Federal Reserve Bank of Boston (“Federal Reserve”) terminated the 2014 Written Agreement with SC's majority owner, Santander Holdings USA, Inc. (“SHUSA”), following its non-objection to SHUSA's Comprehensive Capital Analysis and Review submission. SHUSA and SC now operate within a normal capital cycle, and SC completed its first cash dividend payment to shareholders since 2014.

•
SHUSA and Banco Santander (“Santander”) increased their total ownership in SC to approximately 68.1%, following Santander's acquisition from SC's former CEO of 9.6% of SC's outstanding shares, which it transferred to SHUSA.

•
Launched flow program with Santander allowing SC to execute prime auto loan sales of $2.6 billion, and through Santander Bank N.A., increased FCA dealer receivables (“floorplan”) 14% year-over-year, to $2.0 billion.

•
Leading auto loan asset-backed securities ("ABS") issuer with $7.9 billion in ABS offered and sold, including SC's inaugural lease securitization, Santander Retail Auto Lease Trust (“SRT”) and SC's first public DRIVE securitization.

•
Announced key appointments and changes to its management team, including Scott Powell as CEO, Juan Carlos Alvarez as CFO, Sandra Broderick as EVP, Head of Operations, and Rich Morrin, as President of Chrysler Capital and Auto Relationships.

Full Year 2017 Key Financial Highlights (variances compared to full year 2016 (“2016”)):

•	Total auto originations of $20.1 billion, down 8%

•	Finance receivables, loans and leases, net[2], increased 2%, to $34.8 billion at December 31, 2017, from $34.2 billion at December 31, 2016

•	Net finance and other interest income of $4.3 billion, down 9%

•	RIC gross charge-off ratio of 17.9%, up 60 basis points, stabilizing compared to a 230 basis point increase from 2015 to 2016

•	RIC net charge-off ratio of 8.9%, up 60 basis points, compared to a 140 basis point increase from 2015 to 2016

•	Return on average assets (“ROA”) of 3.0% and Adjusted ROA of 1.6%, down from 2.0%

•	Expense ratio of 2.6% and Adjusted expense ratio of 2.3%, up from 2.2%
Fourth Quarter of 2017 Key Financial Highlights (variances compared to fourth quarter of 2016 (“Q4 2016”)):

•	Total auto originations of $4.3 billion, down 5%

◦	Core retail auto originations of $1.5 billion, down 27%

◦	Chrysler Capital loan originations of $1.5 billion, flat

◦	Chrysler Capital lease originations of $1.3 billion, up 31%

•	Net finance and other interest income of $1.0 billion, down 11%

•	ROA of 6.0% and Adjusted ROA of 1.0%, up from 0.6%

•	CET1 ratio of 16.3%

•	$2.2 billion in ABS offered and sold

Subsequent Events:

•
Partnered with Santander InnoVentures, a Santander corporate venture fund, during the first quarter of 2018, to become a lending choice on AutoFi's online finance platform to streamline and simplify the car buying process for consumers, while providing dealers a robust digital sales channel.

“Fourth quarter results demonstrate continued stabilization in credit performance following Hurricanes Harvey and Irma,” said Juan Carlos Alvarez, SC CFO. “As we head into 2018 our goal is to leverage our network and improve our dealer experience, including with Fiat Chrysler, while remaining focused on risk-adjusted returns and disciplined expense management.”

Net finance and other interest income decreased 11 percent, to $1.0 billion in Q4 2017 from $1.1 billion in Q4 2016, primarily driven by lower average RIC balances and an increase in benchmark rates.

Servicing fee income decreased 19 percent to $26 million in Q4 2017, from $32 million in Q4 2016, driven by lower prime originations and lower prime asset sales. SC's serviced for others portfolio of $8.6 billion as of Q4 2017, is down 28 percent from $11.9 billion in Q4 2016.

RIC delinquency ratio3 increased to 5.4 percent in Q4 2017, from 5.1 percent in Q4 2016, primarily due to a lower portfolio balance.

RIC net charge-off ratio4 increased to 10.3 percent in Q4 2017, from 9.9 percent in Q4 2016. Provision for credit loss decreased to $562 million in Q4 2017, from $686 million in Q4 2016.

Allowance ratio5 decreased 20 basis points, to 12.6 percent at the end of Q4 2017, from 12.8 percent at the end of Q3 2017.

Recorded net investment losses were $138 million in Q4 2017, compared to net investment losses of $168 million in Q4 2016. The current period losses were primarily driven by held for sale accounting for SC's personal lending portfolio6.

During the quarter, SC incurred $426 million of operating expenses, up 44 percent from $296 million in Q4 2016. Adjusted operating expenses were $269 million, down 9 percent from $296 million in Q4 2016.

1 Please refer to Table 9 for a reconciliation of these significant items to GAAP. Amounts excluding significant items are non-GAAP financial measures that management believes will assist users of SC's financial information by excluding items that management does not believe reflect SC's fundamental business performance or results of operations.
2 Includes Finance receivables held for investment, Finance receivables held for sale and Leased vehicles.
3  Delinquency ratio is defined as the ratio of end of period delinquent principal over 60 days to end of period gross balance of the respective portfolio, excluding capital leases.
4 Net charge-off ratio stated on a recorded investment basis, which is the unpaid principal balance adjusted for unaccreted net discounts, subvention and origination costs.
5 Ratio for allowance for credit losses excludes end of period balances on purchased receivables portfolio of $28 million and finance receivables held for sale of $2.2 billion.
6 The current period losses were primarily driven by $136 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $114 million in customer default activity and $23 million increase in market discount, consistent with typical seasonal patterns.

Conference Call Information
SC will host a conference call and webcast to discuss the Q4 2017 results and other general matters at 9 a.m. Eastern Time on Wednesday, January 31, 2018. The conference call will be accessible by dialing 800-281-7973 (U.S. domestic), or 323-794-2093 (international), conference ID 4639683. Please join 10 minutes prior to the start of the call. The conference call will also be accessible via live audio webcast through the Investor Relations section of the corporate website at http://investors.santanderconsumerusa.com. Choose “Events” and select the information pertaining to the Q4 2017 Earnings Call. Additionally there will be several slides accompanying the webcast. Please allow at least 15 minutes to register, download and install any necessary software prior to the call.
For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing 844-512-2921 (U.S. domestic), or 412-317-6671 (international), conference ID 4639683, approximately two hours after the conference call for two weeks. An audio webcast of the call and investor presentation will also be archived on the Investor Relations section of SC’s corporate website at http://investors.santanderconsumerusa.com, under “Events.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are: (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with Fiat Chrysler Automobiles US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander, which could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.6 million customers across the full credit spectrum. The Company, which began originating retail installment contracts in 1997, has a managed asset portfolio of approximately $49 billion as of December 31, 2017, and is headquartered in Dallas. (www.santanderconsumerusa.com)

Santander Consumer USA Holdings Inc.
Financial Supplement
Fourth Quarter and Full Year 2016

Table of Contents
Table 1: Consolidated Balance Sheets	5
Table 2: Consolidated Statements of Income	6
Table 3: Other Financial Information	7
Table 4: Credit Quality	9
Table 5: Originations	10
Table 6: Asset Sales	11
Table 7: Ending Portfolio	12
Table 8 & 9: Reconciliation of Non-GAAP Measures	13

Table 1: Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
Assets	(Unaudited, Dollars in thousands)
Cash and cash equivalents	$527,805	$160,180
Finance receivables held for sale, net	2,210,421	2,123,415
Finance receivables held for investment, net	22,427,769	23,481,001
Restricted cash	2,553,902	2,757,299
Accrued interest receivable	326,640	373,274
Leased vehicles, net	10,160,327	8,564,628
Furniture and equipment, net	69,609	67,509
Federal, state and other income taxes receivable	95,060	87,352
Related party taxes receivable	467	1,087
Goodwill	74,056	74,056
Intangible assets, net	29,734	32,623
Due from affiliates	33,270	31,270
Other assets	913,244	785,410
Total assets	$39,422,304	$38,539,104
Liabilities and Equity
Liabilities:
Notes payable — credit facilities	$4,848,316	$6,739,817
Notes payable — secured structured financings	22,557,895	21,608,889
Notes payable — related party	3,754,223	2,975,000
Accrued interest payable	38,529	33,346
Accounts payable and accrued expenses	429,531	379,021
Deferred tax liabilities, net	897,121	1,278,064
Due to affiliates	82,382	50,620
Other liabilities	333,806	235,728
Total liabilities	32,941,803	33,300,485

Equity:
Common stock, $0.01 par value	3,605	3,589
Additional paid-in capital	1,681,558	1,657,611
Accumulated other comprehensive income, net	44,262	28,259
Retained earnings	4,751,076	3,549,160
Total stockholders’ equity	6,480,501	5,238,619
Total liabilities and equity	$39,422,304	$38,539,104

Table 2: Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31
	2017	2016	2017	2016
	(Unaudited, Dollars in thousands, except per share amounts)
Interest on finance receivables and loans	$1,129,181	$1,222,468	$4,755,678	$5,026,790
Leased vehicle income	483,028	401,020	1,788,457	1,487,671
Other finance and interest income	4,470	3,695	19,885	15,135
Total finance and other interest income	1,616,679	1,627,183	6,564,020	6,529,596
Interest expense	236,600	216,980	947,734	807,484
Leased vehicle expense	370,537	278,229	1,298,513	995,459
Net finance and other interest income	1,009,542	1,131,974	4,317,773	4,726,653
Provision for credit losses	562,346	685,711	2,254,361	2,468,200
Net finance and other interest income after provision for credit losses	447,196	446,263	2,063,412	2,258,453
Profit sharing	7,235	12,176	29,568	47,816
Net finance and other interest income after provision for credit losses and profit sharing	439,961	434,087	2,033,844	2,210,637
Investment gains (losses), net	(137,926)	(168,344)	(366,439)	(444,759)
Servicing fee income	26,031	32,205	118,341	156,134
Fees, commissions, and other	74,179	88,143	349,204	382,171
Total other income (loss)	(37,716)	(47,996)	101,106	93,546
Compensation expense	182,692	126,982	581,017	498,224
Repossession expense	70,259	75,539	275,704	293,355
Other operating costs	173,089	93,384	454,715	351,893
Total operating expenses	426,040	295,905	1,311,436	1,143,472
Income before income taxes	(23,795)	90,186	823,514	1,160,711
Income tax expense	(603,911)	28,911	(364,092)	394,245
Net income	$580,116	$61,275	$1,187,606	$766,466

Net income per common share (basic)	$1.61	$0.17	$3.30	$2.14
Net income per common share (diluted)	$1.61	$0.17	$3.30	$2.13
Dividends paid per common share	$0.03	—	$0.03	—
Weighted average common shares (basic)	360,256,602	358,582,203	359,613,714	358,280,814
Weighted average common shares (diluted)	361,409,997	360,323,179	360,292,330	359,078,337

Table 3: Other Financial Information

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Ratios	(Unaudited, Dollars in thousands)
Yield on individually acquired retail installment contracts	15.4%	15.8%	15.7%	16.1%
Yield on purchased receivables portfolios	30.1%	18.1%	20.6%	24.3%
Yield on receivables from dealers	2.7%	5.1%	5.3%	5.2%
Yield on personal loans (1)	23.9%	22.9%	24.5%	23.9%
Yield on earning assets (2)	12.6%	13.5%	13.2%	14.1%
Cost of debt (3)	3.1%	2.8%	3.0%	2.6%
Net interest margin (4)	10.2%	11.3%	10.8%	12.0%
Expense ratio (5)	3.5%	2.3%	2.6%	2.2%
Return on average assets (6)	6.0%	0.6%	3.0%	2.0%
Return on average equity (7)	38.5%	4.7%	21.0%	15.8%
Net charge-off ratio on individually acquired retail installment contracts (8)	10.3%	9.9%	8.9%	8.3%
Net charge-off ratio on purchased receivables portfolios (8)	4.5%	1.3%	1.4%	—%
Net charge-off ratio on receivables from dealers (8)	—%	1.5%	—%	0.5%
Net charge-off ratio on personal loans (8)	0.5%	—%	0.6%	—%
Net charge-off ratio (8)	10.3%	9.8%	8.9%	8.2%
Delinquency ratio on individually acquired retail installment contracts held for investment, end of period (9)	5.4%	5.1%	5.4%	5.1%
Delinquency ratio on personal loans, end of period (9)	11.5%	11.3%	11.5%	11.3%
Delinquency ratio on loans held for investment, end of period (9)	5.4%	5.1%	5.4%	5.1%
Allowance ratio (10)	12.6%	12.6%	12.6%	12.6%
Common stock dividend payout ratio (11)	1.9%	—%	0.9%	—%
Common Equity Tier 1 capital ratio (12)	16.3%	13.4%	16.3%	13.4%
Other Financial Information
Charge-offs, net of recoveries, on individually acquired retail installment contracts	$671,418	$674,442	$2,394,102	$2,257,849
Charge-offs, net of recoveries, on purchased receivables portfolios	514	790	2,055	(17)
Charge-offs, net of recoveries, on receivables from dealers	—	258	—	393
Charge-offs, net of recoveries, on personal loans	1,576	—	8,126	—
Charge-offs, net of recoveries, on capital leases	525	2,219	4,310	9,384
Total charge-offs, net of recoveries	$674,033	$677,709	$2,408,593	$2,267,609
End of period delinquent principal over 60 days, individually acquired retail installment contracts held for investment	$1,404,620	$1,386,218	$1,404,620	$1,386,218
End of period personal loans delinquent principal over 60 days	$175,660	$176,873	$175,660	176,873
End of period delinquent principal over 60 days, loans held for investment	$1,407,456	$1,392,789	$1,407,456	$1,392.789
End of period assets covered by allowance for credit losses	$25,988,819	$27,229,276	$25,988,819	$27,229,276
End of period gross individually acquired retail installment contracts held for investment	$25,943,288	$27,127,973	$25,943,288	$27,127,973
End of period gross personal loans	$1,524,158	$1,558,790	$1,524,158	$1,558,790
End of period gross finance receivables and loans held for investment	$26,009,206	$27,427,578	$26,009,206	$27,427,578
End of period gross finance receivables, loans, and leases held for investment	$37,207,665	$37,040,531	$37,207,665	$37,040,531
Average gross individually acquired retail installment contracts held for investment	$26,091,257	$27,225,198	$26,754,780	$27,253,756
Average gross personal loans held for investment	$7,997	$21,047	$12,476	$9,995
Average gross individually acquired retail installment contracts	$27,098,976	$28,604,117	$27,926,229	$28,652,897
Average gross purchased receivables portfolios	45,907	241,404	146,362	286,354
Average Gross receivables from dealers	15,927	69,745	52,435	71,997
Average Gross personal loans	1,392,528	1,405,187	1,419,417	1,413,440
Average Gross capital leases	22,232	34,584	25,495	45,949
Average Gross finance receivables and loans	$28,575,570	$30,355,037	$29,569,938	$30,470,637
Average Gross finance receivables, loans, and leases	$39,663,931	$39,941,127	$40,026,059	$39,289,341
Average managed assets	$48,971,677	$52,038,692	$50,110,765	$52,731,119

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited, Dollars in thousands)
Average total assets	$38,992,937	$38,513,454	$39,163,887	$37,944,529
Average debt	$30,804,384	$31,416,694	$31,385,153	$31,330,686
Average total equity	$6,021,944	$5,185,840	$5,663,469	$4,850,653

(1)	Includes Finance and other interest income; excludes fees

(2)	“Yield on earning assets” is defined as the ratio of annualized Total finance and other interest income, net of Leased vehicle expense, to Average gross finance receivables, loans and leases

(3)	“Cost of debt” is defined as the ratio of annualized Interest expense to Average debt

(4)	“Net interest margin” is defined as the ratio of annualized Net finance and other interest income to Average gross finance receivables, loans and leases

(5)	“Expense ratio” is defined as the ratio of annualized Operating expenses to Average managed assets

(6)	“Return on average assets” is defined as the ratio of annualized Net income to Average total assets

(7)	“Return on average equity” is defined as the ratio of annualized Net income to Average total equity

(8)
“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a recorded investment basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio. Effective as of September 30, 2016, the Company records the charge-off activity for certain personal loans within the provision for credit losses due to the reclassification of these loans from held for sale to held for investment.

(9)	“Delinquency ratio” is defined as the ratio of End of period Delinquent principal over 60 days to End of period gross balance of the respective portfolio, excludes capital leases

(10)	“Allowance ratio” is defined as the ratio of Allowance for credit losses, which excludes impairment on purchased receivables portfolios, to End of period assets covered by allowance for credit losses

(11)	“Common stock dividend payout ratio” is defined as the ratio of Dividends declared per share of common stock to Earnings per share attributable to the Company's shareholders.

(12)
“Common Equity Tier 1 Capital ratio” is a non-GAAP ratio defined as the ratio of Total common equity tier 1 capital to Total risk-weighted assets (for a reconciliation from GAAP to this non-GAAP measure, see “Reconciliation of Non- GAAP Measures” in Table 8 of this release)

Table 4: Credit Quality

Amounts related to our individually acquired retail installment contracts as of and for the three and twelve months December 31, 2017 and 2016, are as follows:

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Credit loss allowance — beginning of period	$3,371,265	$3,401,285	$3,411,055	$3,197,414
Provision for credit losses	561,288	684,213	2,244,182	2,471,490
Charge-offs	(1,253,745)	(1,293,744)	(4,796,216)	(4,723,649)
Recoveries	582,327	619,301	2,402,114	2,465,800
Credit loss allowance — end of period	$3,261,135	$3,411,055	$3,261,135	$3,411,055

Net charge-offs	$671,418	$674,442	$2,394,102	$2,257,848
Average unpaid principal balance (UPB) held for investment	26,091,257	27,225,198	26,754,780	27,253,756
Charge-off ratio[1]	10.3%	9.9%	8.9%	8.3%

	December 31, 2017[2]		December 31, 2016[2]
Principal 30-59 days past due	$2,823,118	10.9%	$2,911,800	10.7%
Delinquent principal over 59 days[3]	1,507,345	5.8%	1,520,105	5.6%
Total delinquent contracts	$4,330,463	16.7%	$4,121,795	16.3%

	December 31,		September 30,
	2017	2016	2017	2016
TDR - Unpaid principal balance	$6,261,894	$5,599,567	$6,276,659	$5,332,767
Non-TDR - Unpaid principal balance	$19,681,394	$21,528,406	$20,044,330	$22,038,228
Total - Unpaid principal balance	$25,943,288	$27,127,973	$26,320,989	$27,370,995
Total - Allowance	$3,261,135	$3,411,055	$3,371,265	$3,401,285
Total allowance ratio	12.6%	12.6%	12.8%	12.4%

1“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a recorded investment basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio
2Percent of unpaid principal balance.
3Interest is accrued until 60 days past due in accordance with the Company's account policy for retail installment contracts.

Table 5: Originations

	Three Months Ended		Twelve Months Ended		Three Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016	September 30, 2017
Retained Originations	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$3,014,433	$3,068,154	$11,634,395	$12,726,912	$2,570,228
Average APR	14.0%	15.4%	16.4%	15.7%	16.1%
Average FICO® (a)	631	604	602	598	605
Discount	0.2%	0.3%	0.7%	0.5%	1.2%

Personal loans (b)	$528,705	$570,632	$1,477,249	$1,555,783	$309,779
Average APR	25.7%	25.2%	25.7%	25.1%	25.7%
Discount	—	—	—	—	—

Leased vehicles	$1,294,256	$971,865	$5,987,648	$5,584,149	$1,665,776

Capital leases	$4,640	$1,424	$9,295	$7,401	$2,477
Total originations retained	$4,842,034	$4,612,075	$19,108,587	$19,874,245	$4,548,260

Sold Originations
Retail installment contracts	$—	$484,916	$2,550,065	$3,573,658	$757,720
Average APR	—%	4.4%	6.2%	4.3%	6.0%
Average FICO® (c)	—	746	727	745	729
Total originations sold	$—	$484,916	$2,550,065	$3,573,658	$757,720

Total SC originations	$4,842,034	$5,096,991	$21,658,652	$23,447,903	$5,305,980

Total originations	$4,842,034	$5,096,991	$21,658,652	$23,447,903	$5,305,980

(a)
Unpaid principal balance excluded from the weighted average FICO score is $372 million, $426 million, $1.5 billion, and $2.1 billion and $311 million for the three months ended December 31, 2017 and 2016, the twelve months ended December 31, 2017 and 2016, and the three months ended September 30, 2017, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, $68 million, $71 million, $164 million, $364 million, and $37 million, respectively, were commercial loans.

(b)
Effective three months ended December 31, 2017, the Company revised its approach to define origination volumes for Personal Loans to include new originations, gross of paydowns and charge-offs, related to customers who took additional advances on existing accounts (including capitalized late fees, interest and other charges), and newly opened accounts.

(c)
Unpaid principal balance excluded from the weighted average FICO score is zero, $50 million, $317 million, $451 million and $93 million for the three months ended December 31, 2017 and 2016, the twelve months ended December 31, 2017 and 2016, and the three months ended September 30, 2017, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, zero, $8 million, $102 million, $86 million, and $26 million, respectively, were commercial loans.

Table 6: Asset Sales

Asset sales may include assets originated in prior periods.

	Three Months Ended		Twelve Months Ended		Three Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016	September 30, 2017
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$—	$1,381,036	$2,979,033	$3,694,019	$1,482,134
Average APR	—%	6.3%	6.2%	4.2%	6.2%
Average FICO®	—	721	721	746	716

Personal loans	$—	$—	$—	$869,349	$—
Average APR	—%	—%	—%	17.9%	—%

Total asset sales	$—	$1,381,036	$2,979,033	$4,563,368	$1,482,134

Table 7: Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted discount of our held for investment portfolio as of December 31, 2017, and December 31, 2016, are as follows:

	December 31, 2017	December 31, 2016
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$25,986,532	$27,358,147
Average APR	16.5%	16.4%
Discount	1.5%	2.3%

Personal loans	$6,887	$19,361
Average APR	31.8%	31.5%

Receivables from dealers	$15,787	$69,431
Average APR	4.2%	4.9%

Leased vehicles	$11,175,602	$9,612,953

Capital leases	$22,857	$31,872

Table 8: Reconciliation of Non-GAAP Measures

	December 31, 2017	December 31, 2016
	(Unaudited, Dollar amounts in thousands)
Total equity	$6,480,501	$5,238,619
Deduct: Goodwill, intangibles, and other assets, net of deferred tax liabilities	172,664	186,930
Deduct: Accumulated other comprehensive income (loss), net	44,262	28,259
Tier 1 common capital	$6,263,575	$5,023,430
Risk weighted assets (a)	$38,473,339	$37,432,700
Common Equity Tier 1 capital ratio (b)	16.3%	13.4%

Tier 1 common capital	$6,263,575	$5,023,430
Adjustments for significant items:
Deduct: Tax Reform (c)	652,366	—
Deduct: Gain on RV/Marine Portfolio (after tax) (d)	23,353	—
Add: Legal reserves (after tax) (e)	72,100	—
Add: Settlement with former CEO (after tax) (f)	42,975	—
Adjusted Tier 1 common capital	$5,702,931	$5,023,430
Risk weighted assets (a)	$38,473,339	$37,432,700
Adjusted Common Equity Tier 1 capital ratio	14.8%	13.4%

(a)
Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.

(b)	CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.

(c)	Net tax benefit due to re-measurement of all deferred tax assets (DTAs) and deferred tax liabilities (DTLs) at a federal tax rate of 21% (as compared to 35%).

(d)	During the three months ended September 30, 2017, SC sold certain receivables previously acquired with deteriorated credit quality at a gain.

(e)
During the three months ended December 31, 2017, the Company recorded accrual for legal reserves related to certain lawsuits, regulatory matters and other legal proceedings, based on availability of additional information and ability to reliably estimate the potential liability.

(f)
On November 15, 2017, the Company entered into a Settlement Agreement with Thomas G. Dundon (former CEO) that, among other things, altered certain portions of the economic arrangements set forth in the Separation Agreement.

Table 9: Reconciliation of Non-GAAP Measures

	Three Months Ended December 31, 2017	For the Year Ended December 31, 2017
	(Unaudited, Dollar amounts in thousands)

GAAP Operating Expenses	$426,040	$1,311,436
Deduct: Legal Reserves	91,000	91,000
Deduct: Settlement with former CEO	66,115	66,115
Adjusted Operating Expenses, excluding significant items	$268,925	$1,154,321

GAAP Pre-Tax (Loss)/Income	$(23,795)	$823,514
Add: Legal Reserves	91,000	91,000
Add: Settlement with former CEO	66,115	66,115
Deduct: Gain on RV/Marine Portfolio	—	35,927
Adjusted Pre-Tax Income, excluding significant items	$133,320	$944,702

GAAP Net Income	$580,116	$1,187,606
Adjustments for significant items:
Deduct: Tax Reform and other tax related items (a)	596,705	652,366
Deduct: Gain on RV/Marine Portfolio (after tax)	—	23,353
Add: Legal reserves (after tax)	72,100	72,100
Add: Settlement with former CEO (after tax)	42,975	42,975
Adjusted Net Income, excluding significant items	$98,486	$626,962

GAAP Diluted Earnings per common share (b)	$1.61	$3.30
Adjusted Diluted Earnings per common share, excluding significant items (b)	$0.27	$1.74

Adjusted Selected Ratios
GAAP Return on Average Assets (b)	6.0%	3.0%
Adjusted Return on Average Assets, excluding significant items (b)	1.0%	1.6%
Average Assets	$38,992,937	$39,163,887

GAAP Return on Average Equity (b)	38.5%	21.0%
Adjusted Return on Average Equity, excluding significant items (b)	6.7%	11.1%
Average adjusted Equity excluding significant items	$5,901,536	$5,628,906

GAAP Expense Ratio (c)	3.5%	2.6%
Adjusted Expense Ratio, excluding significant items (c)	2.2%	2.3%
Average Managed Assets	$48,971,677	$50,110,765

(a)
In addition to the tax adjustments noted under footnote c under Table 8, during the three months ended December 31, 2017, the Company changed the classification of earnings from its subsidiary, Santander Consumer International Puerto Rico, LLC, and no longer intends to permanently reinvest the earnings outside of the United States. As a result of this change, the Company recognized $55.7 million of additional income tax expense during the three months ended December 31, 2017 to record the applicable U.S. deferred income tax liability.

(b)
These ratios correspond with the GAAP Net Income and Adjusted Net Income (excluding significant items) shown above, divided by Average Assets, Average Equity or Weighted average number of common shares outstanding, as applicable.

(c)	These ratios correspond with the GAAP Operating Expenses and Adjusted Operating Expenses (excluding significant items) shown above, divided by Average Managed Assets.